UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

New York Life Investments ETF Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State of incorporation or organization)	(see next page) (IRS Employer Identification No.)

c/o New York Life Investment Management LLC 51 Madison Avenue New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value of NYLI U.S. Large Cap R&D Leaders ETF NYLI Global Equity R&D Leaders ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:
333-152915

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the funds listed below, each a separate series of New York Life Investments ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 224 to the Trust’s Registration Statement under the Securities Act of 1933 and Amendment No. 226 to the Trust’s Registration Statement under the Investment Company Act of 1940 on Form N-1A (Commission File Nos. 333-152915; 811-22227) (the “Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on August 26, 2024. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. This amendment is being filed in connection with a change to the name of each fund. The Trust has filed an amendment to its application for listing of the Shares of each fund which has been approved by The NASDAQ Stock Market LLC.

Fund Name	EIN
NYLI U.S. Large Cap R&D Leaders ETF	87-3369796
NYLI Global Equity R&D Leaders ETF	87-3364725

Item 2. Exhibits.

1. The Trust’s Second Amended and Restated Declaration of Trust is included as Exhibit 28(a) to Post-Effective Amendment No. 224 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on August 26, 2024.

2. The Trust’s By-Laws is included as Exhibit 28(b) to Post-Effective Amendment No. 224 to the Trust’s Registration Statement, as filed with the Securities and Exchange Commission on August 26, 2024.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW YORK LIFE INVESTMENTS ETF TRUST

August 29, 2024	/s/ Kirk C. Lehneis
	Name:	Kirk C. Lehneis
	Title:	President